UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

UTG, INC
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 North Depot Street Stanford, Kentucky	40484
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (217) 241-6300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of UTG, Inc. was held on June 7, 2023 at which the following matters were submitted to a vote of shareholders:

(a)	Votes regarding the election of nine directors:

Name	For	Withheld	Broker Non-Votes
April R. Chapman	2,243,990	1,442	306,613
Jesse T. Correll	2,245,047	385	306,613
Preston H. Correll	2,245,047	385	306,613
John M. Cortines	2,245,432	0	306,613
Thomas F. Darden, II	2,245,432	0	306,613
Howard L. Dayton, Jr.	2,244,919	513	306,613
Thomas E. Harmon	2,245,432	0	306,613
Gabriel J. Molnar	2,245,432	0	306,613
Peter L. Ochs	2,244,919	513	306,613

(b)	Votes regarding the non-binding, advisory basis, compensation of the Company’s named executive officers:

For	Against	Abstain
2,234,348	3,566	24,601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTG, INC.

Date: June 7, 2023	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President
and Chief Financial Officer